Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Kris Marubio
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-6709
	Investor-relations@levi.com		kmarubio@levi.com
LEVI STRAUSS & CO. ANNOUNCES FOURTH-QUARTER & FISCAL-YEAR 2013 FINANCIAL RESULTS
Full-year Net Income Grows in 2013 on Strong Margin Improvement and Revenue Increase
Balance Sheet Strengthens Again
SAN FRANCISCO (February 11, 2014) – Levi Strauss & Co. (LS&Co.) announced financial results today for the fourth quarter and fiscal year ended November 24, 2013.
Highlights include:

	Three Months Ended		Fiscal Year Ended
($ millions)	November 24, 2013	November 25, 2012	November 24, 2013	November 25, 2012
Net revenues	$1,295	$1,297	$4,682	$4,610
Net income	$17	$53	$229	$144

Fourth-quarter revenues were flat to prior year on a reported basis, and excluding the impact of currency, fourth-quarter net revenues increased slightly. Due to the timing of the company’s fiscal year-end, the Black Friday sales week occurred after the fourth quarter closed. Fourth-quarter net income declined due to a slightly lower gross margin, higher seasonal advertising spend and a 2012 tax benefit.

Full-year net revenues increased two percent on a reported and constant currency basis due to continued growth in the Americas region and the strength of the Levi’s® Men’s business. Despite the lower net income in the fourth quarter, full-year net income increased 59 percent reflecting gross margin improvement.

"Overall, we are pleased with the progress we made in 2013. We grew the top- and bottom-line, generated significant cash from operations and further strengthened the balance sheet by reducing our debt," said Chip Bergh, president and chief executive officer. "These results were despite a challenging fourth quarter, in part due to the calendar shift; but also a soft fourth-quarter environment and clearly some challenges in certain key international markets and in our U.S. women's business. In 2014 we will continue to focus on growing the business over the long term by driving our profitable core business, addressing key opportunities to build a more balanced portfolio, and improving our retail operations, while at the same time reducing our controllable costs."

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LS&Co. FY 2013 Results/Add One
February 11, 2014

Fourth Quarter 2013 Highlights

▪
Gross profit in the fourth quarter was $637 million compared with $649 million for the same period in 2012. Gross margin for the fourth quarter was 49 percent of net revenues compared with 50 percent of net revenues in the fourth quarter of 2012. The decline in gross margin reflected an increase in price promotion and markdown activity, reflecting the slower holiday season and a decline in the Levi’s® Junior’s and Misses’ businesses at wholesale in the Americas.

▪
Selling, general and administrative (SG&A) expenses for the fourth quarter increased to $571 million compared with $558 million in the same period of 2012, primarily reflecting increased advertising activities across all markets such as in support of the continued international roll out of our shaping jean for women, Revel, as well as the global Levi’s® Modern Frontier campaign.

▪	Operating income for the fourth quarter declined to $66 million from $91 million for the same period in 2012, reflecting the lower gross margin and higher advertising.

Regional Overview

Reported regional net revenues and operating income for the fourth quarter were as follows:

	Net Revenues			Operating Income
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	November 24, 2013	November 25, 2012		November 24, 2013	November 25, 2012
Americas	$828	$818	1%	$134	$144	(7)%
Europe	$279	$294	(5)%	$22	$49	(55)%
Asia Pacific	$188	$186	2%	$20	$12	67%

•
In the Americas, the net revenues increase was driven by higher Levi’s® brand and Dockers® brand men’s wholesale revenues, partially offset by the decline in wholesale revenues from the Levi’s® brand women’s business. Retail sales were down compared to the prior year due to the timing of the Black Friday week in 2013. The decrease in the region’s operating income reflected the lower gross margin.

•
Net revenues in Europe reflected declining sales to traditional wholesale channels and franchisees, this was partially offset by improved performance and expansion of the company-operated store network. The decrease in operating income reflected the region’s lower revenues as well as higher expenses related to advertising and the expanded store network.

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LS&Co. FY 2013 Results/Add Two
February 11, 2014

•
The net revenues increase in Asia Pacific primarily reflected promotional activity and the launch of the Levi’s® brand Revel collection. Underlying retail conditions in most markets in the region remain challenging. The increase in operating income reflected the phase-out of Denizen® in the region.

Fiscal Year 2013 Highlights

•
Gross profit for the fiscal year was $2,351 million compared with $2,199 million in 2012. Gross margin improved to 50 percent of revenues in 2013 compared to 48 percent in 2012. Gross margin improved primarily due to the benefit of the lower cost of cotton in the products we sold in the first half of 2013. Gross margin also improved due to favorable currency effects of approximately $25 million, and an unfavorable impact of approximately $32 million in customer support and markdown charges taken in 2012 to exit the Denizen® brand in Asia Pacific.

•
SG&A expenses increased to $1,885 million for 2013 compared with $1,865 million in the prior year. The increase in SG&A was driven by higher incentive compensation expense, primarily related to improved achievement against the company's internally-set objectives. Advertising expenses also increased, reflecting new campaigns. Retail expenses also increased as we opened new stores. The increase was partially offset by a decline in distribution expense, reflecting a $19 million facility impairment charge the company recorded in 2012.

•
Operating income for 2013 was $466 million compared to $334 million the prior year, primarily due to higher gross margin in the Americas and Asia Pacific as described above, as well as favorable currency impact.

Cash Flow and Balance Sheet

The company strengthened the balance sheet by reducing net debt - which the company defines as gross debt less cash and cash equivalents - to less than $1.1 billion at the end of 2013, compared to more than $1.3 billion at the end of 2012, reflecting the company’s second-quarter 2013 refinancing activities which paid down nearly $200 million in debt. Cash provided by operating activities for 2013 were $411 million. At November 24, 2013, cash and cash equivalents of $489 million were complemented by $635 million available under the company's revolving credit facility, resulting in a total liquidity position of $1.1 billion.

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LS&Co. FY 2013 Results/Add Three
February 11, 2014

Investor Conference Call

The company’s fourth-quarter and full-year 2013 investor conference call will be available through a live audio webcast at http://www.levistrauss.com/investors today, February 11, 2014, at 1 p.m. PST/4 p.m. EST or via the following phone numbers: 800-891-4735 in the United States and Canada, or 973-200-3066 internationally; I.D. No. 54175329. A replay is available on the website and will be archived for one month. A telephone replay also is available through February 17, 2014, at 800-585-8367 in the United States and Canada, or 404-537-3406 internationally; I.D. No. 54175329. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2013, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2013 net revenues were $4.7 billion. For more information, go to http://levistrauss.com.

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LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 24, 2013	November 25, 2012
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$489,258	$406,134
Trade receivables, net of allowance for doubtful accounts of $18,264 and $20,738	446,671	500,672
Inventories:
Raw materials	3,361	5,312
Work-in-process	6,597	9,558
Finished goods	593,909	503,990
Total inventories	603,867	518,860
Deferred tax assets, net	187,836	116,224
Other current assets	112,082	136,483
Total current assets	1,839,714	1,678,373
Property, plant and equipment, net of accumulated depreciation of $775,933 and $782,766	439,861	458,807
Goodwill	241,228	239,971
Other intangible assets, net	49,149	59,909
Non-current deferred tax assets, net	448,839	612,916
Other non-current assets	108,627	120,101
Total assets	$3,127,418	$3,170,077

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Short-term debt	$41,861	$59,759
Current maturities of capital leases	590	1,760
Accounts payable	254,516	225,726
Accrued salaries, wages and employee benefits	209,966	223,850
Accrued interest payable	5,346	5,471
Accrued income taxes	11,301	16,739
Other accrued liabilities	261,898	263,575
Total current liabilities	785,478	796,880
Long-term debt	1,504,016	1,669,452
Long-term capital leases	10,243	262
Postretirement medical benefits	122,248	140,958
Pension liability	326,767	492,396
Long-term employee related benefits	73,386	62,529
Long-term income tax liabilities	30,683	40,356
Other long-term liabilities	61,097	60,869
Total liabilities	2,913,918	3,263,702

Commitments and contingencies
Temporary equity	38,524	7,883

Stockholders’ Equity (Deficit):
Levi Strauss & Co. stockholders’ equity (deficit)
Common stock — $.01 par value; 270,000,000 shares authorized; 37,446,087 shares and 37,392,343 shares issued and outstanding	374	374
Additional paid-in capital	7,361	33,365
Retained earnings	475,960	273,975
Accumulated other comprehensive loss	(312,029)	(414,635)
Total Levi Strauss & Co. stockholders’ equity (deficit)	171,666	(106,921)
Noncontrolling interest	3,310	5,413
Total stockholders’ equity (deficit)	174,976	(101,508)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$3,127,418	$3,170,077
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended
	November 24, 2013	November 25, 2012	November 27, 2011
	(Dollars in thousands)
Net revenues	$4,681,691	$4,610,193	$4,761,566
Cost of goods sold	2,331,219	2,410,862	2,469,327
Gross profit	2,350,472	2,199,331	2,292,239
Selling, general and administrative expenses	1,884,965	1,865,352	1,955,846
Operating income	465,507	333,979	336,393
Interest expense	(129,024)	(134,694)	(132,043)
Loss on early extinguishment of debt	(689)	(8,206)	(248)
Other income (expense), net	(13,181)	4,802	(1,275)
Income before income taxes	322,613	195,881	202,827
Income tax expense	94,477	54,922	67,715
Net income	228,136	140,959	135,112
Net loss attributable to noncontrolling interest	1,057	2,891	2,841
Net income attributable to Levi Strauss & Co.	$229,193	$143,850	$137,953

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended
	November 24, 2013	November 25, 2012	November 27, 2011
	(Dollars in thousands)
Net income	$228,136	$140,959	$135,112
Other comprehensive income (loss), net of related income taxes:
Pension and postretirement benefits	104,189	(75,277)	(56,877)
Net investment hedge (losses) gains	(7,846)	9,840	(2,304)
Foreign currency translation gains (losses)	4,965	(5,214)	(13,155)
Unrealized gain (loss) on marketable securities	252	1,561	(704)
Total other comprehensive income (loss)	101,560	(69,090)	(73,040)
Comprehensive income	329,696	71,869	62,072
Comprehensive (loss) income attributable to noncontrolling interest	(2,103)	(3,348)	(2,047)
Comprehensive income attributable to Levi Strauss & Co.	$331,799	$75,217	$64,119

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Levi Strauss & Co. Stockholders
	Common Stock	Additional Paid-In Capital	Accumulated Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity (Deficit)
	(Dollars in thousands)
Balance at November 28, 2010	$373	$18,840	$33,346	$(272,168)	$10,808	$(208,801)
Net income (loss)	—	—	137,953	—	(2,841)	135,112
Other comprehensive (loss) income (net of tax)	—	—	—	(73,834)	794	(73,040)
Stock-based compensation and dividends, net	1	10,436	(27)	—	—	10,410
Repurchase of common stock	—	(10)	(479)	—	—	(489)
Cash dividends paid	—	—	(20,023)	—	—	(20,023)
Balance at November 27, 2011	374	29,266	150,770	(346,002)	8,761	(156,831)
Net income (loss)	—	—	143,850	—	(2,891)	140,959
Other comprehensive loss (net of tax)	—	—	—	(68,633)	(457)	(69,090)
Stock-based compensation and dividends, net	—	4,118	(25)	—	—	4,093
Repurchase of common stock	—	(19)	(584)	—	—	(603)
Cash dividends paid	—	—	(20,036)	—	—	(20,036)
Balance at November 25, 2012	374	33,365	273,975	(414,635)	5,413	(101,508)
Net income (loss)	—	—	229,193	—	(1,057)	228,136
Other comprehensive income (loss) (net of tax)	—	—	—	102,606	(1,046)	101,560
Stock-based compensation and dividends, net	—	8,272	(23)	—	—	8,249
Reclassification to temporary equity	—	(30,641)	—	—	—	(30,641)
Repurchase of common stock	—	(3,635)	(2,109)	—	—	(5,744)
Cash dividends paid	—	—	(25,076)	—	—	(25,076)
Balance at November 24, 2013	$374	$7,361	$475,960	$(312,029)	$3,310	$174,976

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	November 24, 2013	November 25, 2012	November 27, 2011
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income	$228,136	$140,959	$135,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,720	122,608	117,793
Asset impairments	8,330	27,031	5,777
Gain on disposal of property, plant and equipment	(2,112)	(351)	(2)
Unrealized foreign exchange losses (gains)	4,573	(3,146)	(5,932)
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	2,904	(8,508)	9,548
Employee benefit plans’ amortization from accumulated other comprehensive loss	22,686	1,412	(8,627)
Employee benefit plans’ curtailment (gain) loss, net	(564)	(2,391)	129
Noncash loss (gain) on extinguishment of debt, net of write-off of unamortized debt issuance costs	689	(3,643)	226
Amortization of deferred debt issuance costs	4,331	4,323	4,345
Stock-based compensation	8,249	5,965	8,439
Allowance for doubtful accounts	1,158	5,024	4,634
Deferred income taxes	37,520	19,853	16,153
Change in operating assets and liabilities:
Trade receivables	65,955	145,717	(116,003)
Inventories	(63,920)	87,547	(6,848)
Other current assets	32,808	34,384	(39,231)
Other non-current assets	10,081	1,019	4,780
Accounts payable and other accrued liabilities	3,107	46,578	(55,300)
Income tax liabilities	(24,042)	(27,811)	(15,242)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(51,974)	(74,140)	(55,846)
Other long-term liabilities	8,618	7,995	(2,358)
Other, net	(985)	551	301
Net cash provided by operating activities	411,268	530,976	1,848
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(91,771)	(83,855)	(130,580)
Proceeds from sale of assets	2,277	640	171
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(2,904)	8,508	(9,548)
Acquisitions, net of cash acquired	(400)	(491)	—
Other	—	—	(1,000)
Net cash used for investing activities	(92,798)	(75,198)	(140,957)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	140,000	385,000	—
Repayments of long-term debt and capital leases	(327,281)	(407,963)	(1,848)
Proceeds from senior revolving credit facility	—	50,000	305,000
Repayments of senior revolving credit facility	—	(250,000)	(213,250)
Proceeds from short-term credit facilities	46,187	121,200	78,137
Repayments of short-term credit facilities	(53,726)	(124,517)	(67,402)
Other short-term borrowings, net	(3,711)	2,623	8,692
Debt issuance costs	(2,557)	(7,376)	(7,307)
Restricted cash	(139)	565	(3,803)
Repurchase of common stock	(5,744)	(603)	(489)
Excess tax benefits from stock-based compensation	1,538	168	—
Dividend to stockholders	(25,076)	(20,036)	(20,023)
Net cash (used for) provided by financing activities	(230,509)	(250,939)	77,707
Effect of exchange rate changes on cash and cash equivalents	(4,837)	(3,247)	(3,782)
Net increase (decrease) in cash and cash equivalents	83,124	201,592	(65,184)
Beginning cash and cash equivalents	406,134	204,542	269,726
Ending cash and cash equivalents	$489,258	$406,134	204,542

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$121,827	$128,718	$129,079
Income taxes	47,350	49,346	56,229
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.